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                               UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                 FORM 8-K
                              CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): June 16, 1999

                     CCC INFORMATION SERVICES GROUP INC

              (Exact name of registrant as specified in its charter)



            Delaware                  0-28600                  54-1242469
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation)                                   Identification Number)


       World Trade Center Chicago
          444 Merchandise Mart                               60654
           Chicago, Illinois                               (Zip Code)
(Address of principal executive offices)

                                     (312) 222-4636
                (Registrant's telephone number, including area code)

                                  Not Applicable
          (Former name or former address, if changed since last report)


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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     On June 16, 1999, pursuant to its certificate of incorporation, CCC Information Services Group Inc. (the "COMPANY") redeemed 500 shares of its outstanding Series E Cumulative Redeemable Preferred Stock (the "SERIES E PREFERRED STOCK"). For as long as shares of the Series E Preferred Stock were beneficially owned by White River Ventures, Inc. ("WHITE RIVER VENTURES") or any of its affiliates, holders of the Series E Preferred Stock were entitled to vote together with holders of common stock, par value $0.10 per share ("COMMON STOCK"), on all matters voted on by holders of Common Stock. As of June 15, 1999, White River Ventures beneficially owned all 500 of the issued and outstanding shares of Series E Preferred Stock. The number of votes that the holder of each share of Series E Preferred Stock could cast was determined according to a formula, the effect of which was to enable White River Ventures to cast approximately 51% of the votes entitled to be cast by the holders of the outstanding equity securities of the Company. Immediately after the redemption of Series E Preferred Stock, White River Ventures could vote approximately 31% of such votes entitled to be cast by the holders of the outstanding equity securities of the Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

  (a) Financial Statements:               Not applicable

  (b) Pro Forma Financial Information:    Not applicable

  (c) Exhibits:                           Not applicable

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     CCC INFORMATION SERVICES GROUP INC


                                     By: /s/ Leonard L. Ciarrocchi
                                         --------------------------------
                                     Name:   Leonard L. Ciarrocchi
                                     Title:  Executive Vice President -
                                             Chief Financial Officer

June 29, 1999



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